EXHIBIT 10.1

Cincinnati Financial Corporation

Annual Incentive Compensation Plan of 2009

(as amended January 31, 2014)

1.	Purpose. The purpose of the Cincinnati Financial Corporation Annual Incentive Compensation Plan of 2009 is to provide the executive officers of Cincinnati Financial Corporation and its subsidiaries on a consolidated basis with bonus compensation based upon the achievement of pre-established Performance Goals, as well as to maximize the Company's income tax deduction for the amount of the annual compensation paid to the President and Chief Executive Officer and the four most highly compensated officers other than the President and Chief Executive Officer, pursuant to Section 162(m) of the Internal Revenue Code.

2.	Definitions. For purposes of the Plan, the following terms are defined as set forth below:

a.	“Award” means the Incentive Compensation to which a Participant may become entitled upon the achievement of the Performance Goals.
b.	“Board” means the Board of Directors of the Company.
c.	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
d.	“Commission” means the Securities and Exchange Commission or any successor agency.
e.	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan, which shall at all times consist of two or more outside directors, as defined under Section 162(m) of the Internal Revenue Code and the treasury regulations issued thereunder.
f.	“Company” means Cincinnati Financial Corporation, a corporation organized under the laws of the State of Ohio, or any successor thereto and its subsidiaries on a consolidated basis.
g.	“Participant” means the executive officers of the Company, including the President and Chief Executive Officer and the four most highly compensated officers of the Company (other than the President and Chief Executive Officer), as more fully described by the regulations adopted by the Commission under the Securities' Exchange Act of 1934.
h.	“Peer Group” means the peer group determined by the compensation committee and disclosed in the Company’s proxy statement for the annual meeting of shareholders.
i.	“Performance Goals” means the objectives for the Company as established by the Company within the first 90 days of each calendar year. The Performance Goals are intended to constitute “performance-based” compensation with the meaning of Section 162(m) of the Code, or any amended or successor provision.
j.	“Performance Year” means the calendar year ending December 31 in which the performance goal shall be measured.

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k.	“Plan” means the Cincinnati Financial Corporation Annual Incentive Compensation Plan of 2009 which is the amended and restated Cincinnati Financial Corporation 2006 Incentive Compensation Plan.
l.	“Value Creation Ratio” equals the total of: 1) the rate of growth in book value per share plus 2) the ratio of dividends declared per share to beginning book value per share.

3.	Administration of Plan. The Plan shall be administered by the Company's Committee. The Committee shall have full power, authority and discretion to administer and interpret the Plan and to establish rules for its administration. The Committee, in making any determination under or referred to in the Plan, shall be entitled to rely on opinions, reports or statements of officers, employees, legal counsel and the public accountants of the Company, and upon the published financial reports of the Company's Peer Group.

4.	Effective Date of Plan. The Plan shall go into effect on the date of approval by the Company's Board of Directors, conditioned upon shareholder approval at the next Annual Meeting of Shareholders.

5.	Awards. Each Award under the Plan shall be evidenced by a written agreement in a form prescribed by the Committee that sets for the terms, conditions and limitations for the Award (Award Agreement). Each Participant is eligible to receive an Award of up to $3,000,000 annually pursuant to achievement of the Performance Goal.

6.	Performance Goals.
a.	Awards under the Plan shall be earned upon the achievement by the Company of the Performance Goal set forth in the award agreement. The Committee may establish the Performance Goal for the Performance Year based on one or more of the following performance objectives: total shareholder return, return on equity, return on economic capital, change in operating income, underwriting profitability, revenue, expenses, earnings per share, operating earnings per share, or Value Creation Ratio. Performance Goals may be numeric or a comparison to the peer group.
b.	As soon as practicable either before or within 90 days after the beginning of each calendar year, the Committee shall establish written targets for the Performance Goal.
c.	Notwithstanding anything to the contrary in this Plan, the Committee retains complete negative discretion (within the meaning of the applicable rules of the Internal Revenue Service under Section 162(m) of the Code) to reduce the amount of or eliminate part or all of the Award otherwise earned by the Participant upon the attainment of the Performance Goal in light of factors deemed appropriate by the Committee, but in no event may the Committee increase the amount of the Award payable to a Participant upon the achievement of the Performance Goal.

7.	Determination and Payment of Award. Awards shall be determined by the Committee and paid by the Company as soon as practicable after the Committee is able to certify that the Performance Goal established under Section 6 was in fact achieved. In no event shall the Awards be paid later than two months and fifteen days following the close of the calendar year in which the Performance Goal is achieved.

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If a Participant terminates employment with the Company due to death or retirement during a calendar year in which the Performance Goal is achieved the Participant may be entitled to the payment of the Award at the discretion of the Company. In no event shall an Award be paid later than two months and fifteen days following the close of the calendar year in which the Performance Goal is achieved.

8.	Forfeiture and Recoupment of Awards. If at any time the Committee reasonably believes that a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the company, breach of fiduciary duty or deliberate disregard of the Company’s rules resulting in loss, damage or injury to the company, any outstanding Award under the Plan shall be forfeited. In addition, if any Participant engaged in an act of embezzlement, fraud or breach of fiduciary duty during the Participant’s employment that contributes to an obligation to restate the Company’s financial statements, the Participant shall be required to repay to the Company in cash and upon the demand, any award paid under this Plan based on performance of any period for which the Company’s financial statements are restated. Repayment of awards is in addition to and separate from any other relief available to the Company due to the Participant’s misconduct. Any determination by the Committee with respect to the foregoing shall be final, conclusive and binding on all interested parties.

9. Miscellaneous.

a.	Acceleration of Awards. Unless otherwise expressly provided in an applicable Award agreement and notwithstanding any other provision of the Plan to the contrary, if a Participant’s employment with the Company or one of its subsidiaries is terminated by action of the employing entity within 12 months after the effective date of a Change in Control, then any outstanding Award held by such Participant as of the date of termination shall become fully vested, and the restrictions and other conditions applicable to any such Award held by such Participant as of the date of termination, including vesting requirements, shall lapse, and such Awards shall become free of all restrictions and fully vested. For this purpose, a “Change in Control” means the event which shall be deemed to have occurred if either (i) after the date this Plan is adopted by the Company’s shareholders, without prior approval of the Board, any person, entity or group becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or (ii) without prior approval of the Board, as a result of, or in connection with, or within two years following, a tender or exchange offer for the voting stock of the Company, a merger or other business combination to which the Company is a party, the sale or other disposition of all or substantially all of the assets of the Company, a reorganization of the Company, or a proxy contest in connection with the election of members of the Board of Directors, the persons who were directors of the Company immediately prior to any such transactions cease to constitute a majority of the Board of Directors or of the board of directors of any successor to the Company (except for resignation due to death, disability or normal retirement.) For purposes of the definition in the preceding sentence, any terms which are defined by rules promulgated by the Securities and Exchange Commission shall have the meanings specified in such definitions from time to time.

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b.	Participant Rights. No Participant shall have any claim or right to be granted an award under the Plan and there shall be no obligation on behalf of the Company or the Committee for uniformity of treatment among Participants. Awards under the Plan may not be attached, assigned or alienated in any manner.
c.	Not an Employment Obligation. Neither the adoption of the Plan nor the granting of Awards under the Plan (or any other action taken hereunder) shall confer upon any Participant any right to be continued employment nor shall interfere in any way with the right of the Company to terminate the employment of any Participant at any time.
d.	Income Tax Withholding. The Company shall have the right to deduct from any award to be paid under the Plan any Federal, state or local taxes required by law to be withheld with respect to such payment.
e.	Governing Law. The Plan shall be governed by the laws of the State of Ohio and by applicable Federal Laws, excluding any conflicts or choice of law, rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless other provided in an Award, Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Ohio, to resolve any and all issues that may arise out of or relate to the Plan or any related Award.
f.	Amendment, Modification and Termination. The Board of Directors of the Company may amend, modify or terminate the Plan at any time, except that no such amendment or modification shall affect awards previously granted. Any such amendment or modification shall be effective at such date as the Board may determine.

g.	Severability. If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as of such provision had not been included.
h.	Interpretation. The Plan is designed and intended to comply with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

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